Exhibit 99.1

Vyyo Reports Second Quarter 2007 Financial Results

NORCROSS, Ga., Aug. 13 /PRNewswire-FirstCall/ — Vyyo Inc. (Nasdaq: VYYO), a supplier of broadband access equipment for cable system operators, today reported financial results for the second quarter ended June 30, 2007.

For the second quarter of 2007, Vyyo reported sales of $1.7 million, compared to $0.6 million in the first quarter of 2007 and $2.8 million in the second quarter of the previous year. Loss for the second quarter of 2007 was $4.7 million, or $0.25 per share, compared to a loss of $11.0 million, or $0.61 per share, in the first quarter of 2007 and a loss of $7.2 million, or $0.41 per share, in the second quarter of the previous year. The results for the second quarter of 2007 included a one-time, non-cash reversal of a $3.2 million expense for withholding tax.

Vyyo ended the second quarter of 2007 with $26.2 million of cash and cash equivalents and short-term investments, down from $31.2 million at the end of the first quarter of 2007.

Activity in Vyyo’s core cable business during the second quarter and more recently has included a number of noteworthy events:

•      The expansion of the deployment footprint for its UltraBand(TM) passives and its T1 over HFC solution into 16 Cox Communications markets;

•      The addition of a new CFO, a new CTO and a new Vice President of Sales;

•      An increase in pre- and post-sales staffing concurrent with Vyyo’s transition to a revenue-generating company;

•      And the selection of Vyyo as “Company of the Year” by the American-Israeli Chamber of Commerce, Southeast.

“Bandwidth is power which enables our customers to drive new services and generate new revenues,” said Wayne H. Davis, CEO of Vyyo.  “Our orders from 16 Cox Communications markets and our expanding product trials at Comcast and Charter are further validation that the UltraBand platform — with its ability to double downstream and quadruple the upstream for $125 per home passed — is the industry’s most economic bandwidth expansion alternative.”

Investor Conference Call

The company will host an investor conference call to discuss the first quarter results on Monday, August 13, 2007 at 9:00 AM EST after which management will host a question and answer session.  To participate, domestic participants should dial
800-219-6110 and international participants should dial 303-262-2142 at least 10 minutes prior to the call and ask to be connected to the Vyyo conference call.  The call can be accessed at the Events & News section on the homepage of Vyyo’s website at http://www.vyyo.com.  A telephone replay will be available through August 20, 2007 by dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering access code 11094823#.

About Vyyo Inc.

Vyyo Inc., (Nasdaq: VYYO), a leading supplier of broadband access equipment, delivers to cable system operators a powerful, economic platform with fiber-like performance that extends their dominant bandwidth position over the competition and drives new revenues. Vyyo’s spectrum overlay technology expands typical HFC (hybrid-fiber coax) network capacity in the “last mile,” offering the only cost-effective solution that quadruples upstream and doubles downstream bandwidth to help operators deliver new, advanced residential and business services at a fraction of the cost of fiber deployments. Vyyo is based in Norcross, GA. For more information, please visit http://www.vyyo.com.

Safe Harbor Statement

Statements made in this press release relating to the future, including those related to the opportunities created for our customers given our ability to provide spectrum overlay solutions and dramatically increase upstream and downstream bandwidth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include among others: our ability to close the transaction as contemplated or at all; whether we will be able to accelerate the movement from development stage to deployment and establish meaningful commercial relationships with cable system operators; the current limited visibility available in the telecommunications and broadband access equipment markets; the willingness and ability of operators to adopt our new technology and apply it in a manner that meets customer demands; our ability to produce and distribute our spectrum overlay and T1 solutions in the quantities, and with the quality control, desired by the market; and other risks set forth in our annual report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q and other reports filed by us with the Securities and Exchange Commission from time to time. We assume no duty to update these statements.

NOTE:  All trademarks mentioned herein are the property of their respective owners. DOCSIS is a trademark of Cable Television Laboratories, Inc.

PRESS:	INVESTORS:
Paul Schneider	Walt Ungerer
Paul Schneider Public Relations, Inc.	VP, Corporate Communications
(w) 215.702.9784	Vyyo Inc.
(m) 215.817.4384	678.488.0468
pspr@att.net	ir@vyyo.com

Vyyo Inc.

Condensed Consolidated Statements of Operations

In Thousands, except per common share data

	Three months ended
	June 30,	March 31,	June 30,
	2007	2007	2006
	Unaudited	Unaudited	Unaudited
Revenues:
Revenues	$354	$462	$136
Revenues from related party (Arcadian Networks, Inc.)	1,313	161	2,625
Total revenues	1,667	623	2,761
Cost of revenues (1):
Cost of products sold	393	618	52
Cost of products sold to related party (Arcadian Networks, Inc.)	1,040	80	1,881
Write-down of inventory	136	—	—
Insurance reimbursement for damaged inventory	(101)	—	—
Total cost of revenues	1,468	698	1,933

Gross profit (loss)	199	(75)	828

Operating expenses (2):
Research and development	2,763	2,868	2,950
Sales and marketing	2,705	1,881	2,571
General and administrative	2,274	2,047	1,949
Total operating expenses	7,742	6,796	7,470
Operating loss	(7,543)	(6,871)	(6,642)

Financial income	410	244	390
Financial expenses (3):	(791)	(4,162)	(735)
Loss before income taxes	(7,924)	(10,789)	(6,987)
Income taxes (4):	3,238	(250)	(286)
Loss from continuing operations	(4,686)	(11,039)	(7,273)
Discontinued operations	—	—	30
Loss for the period	$(4,686)	$(11,039)	$(7,243)

Loss per share of common stock
Continuing operations	$(0.25)	$(0.61)	$(0.41)
Discontinued operations	—	—	—
	$(0.25)	$(0.61)	$(0.41)

Weighted average number of shares of common stock outstanding, basic and diluted	18,417	18,095	17,611

(1) Includes stock-based compensation	$15	$18	$22

(2) Includes stock-based compensation:
Research and development	$157	$130	$222
Sales and marketing	$623	$291	$305
General and administrative	$777	$447	$536

(3) In the period of three months ended March 31, 2007 includes $3,263 from extinguishment of debt

(4) In the period of three months ended June 30, 2007 includes $3,226 from reversal of provision for withholding tax

Vyyo Inc.

Condensed Consolidated Balance Sheet

In Thousands

	June 30,	March 31,	December 31,
	2007	2007	2006
	Unaudited	Unaudited

Current Assets:
Cash, cash equivalents and short-term investments	$26,265	$31,154	$18,688
Accounts receivable, net:
Related party (Arcadian Networks, Inc.)	745	—	991
Other	172	468	194
	917	468	1,185
Inventory, net	2,287	2,320	2,362
Other current assets	1,303	923	996
Total Current Assets	30,772	34,865	23,231

Long-Term Assets:
Restricted cash	5,000	5,000	5,000
Property and equipment, net	1,570	1,662	1,676
Employee rights upon retirement funded	1,181	1,221	1,168
Debt issuance cost, net	142	150	1,074
Total Assets	$38,665	$42,898	$32,149

Liabilities and Capital Deficiency
Current Liabilities:
Accounts payable	$1,795	$1,349	$1,719
Accrued liabilities	5,205	8,140	7,877
Deferred revenues - related party (Arcadian Networks, Inc.)	3,590	3,679	3,795

Total Current Liabilities	10,590	13,168	13,391

Long-Term Liabilities
Promissory note	5,745	5,401	5,078
Senior secured note	—	—	5,085
Convertible note	35,000	35,000	10,097
Liability for employee rights upon retirement	2,339	2,345	2,111
Total Liabilities	53,674	55,914	35,762

Total Capital Deficiency	(15,009)	(13,016)	(3,613)
Total Liabilities and Capital Deficiency	$38,665	$42,898	$32,149